UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BRAEMAR HOTELS & RESORTS INC.

(Exact name of registrant as specified in its charter)

Maryland	46-2488594
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

14185 Dallas Parkway, Suite 1200 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates (if applicable): 333-234663

Securities to be registered pursuant to Section 12(g) of the Act: Series E Redeemable Preferred Stock, par value $0.01 per share.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Series E Redeemable Preferred Stock, par value $0.01 per share (the “Series E Preferred Stock”) of Braemar Hotels & Resorts Inc. (the “Registrant”), is set forth under the captions “Description of the Series E Preferred Stock,” “Description of Capital Stock,” “Material Provisions of Maryland Law and of Our Charter And Bylaws” and “Material U.S. Federal Income Tax Considerations” in the Registrant’s prospectus contained in the Registrant’s Registration Statement on Form S-3 (No. 333-234663) filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2019, and all amendments to such Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.  Such portion of the Registration Statement and all amendments to the Registration Statement are hereby incorporated by reference. The summary descriptions of the Series E Preferred Stock do not purport to be complete and are qualified in their entirety by reference to the exhibits, which are hereby incorporated herein and may be amended from time to time.

Item 2. Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the SEC.

Exhibit Number	Description
1	Articles of Amendment and Restatement of Ashford Hospitality Prime, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on April 29, 2016) (File No. 001-35972)

2	Amendment Number One to the Articles of Amendment and Restatement of Ashford Hospitality Prime, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on December 8, 2017) (File No. 001-35972)

3	Amendment Number Two to Articles of Amendment and Restatement of Braemar Hotels & Resorts Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on April 23, 2018) (File No. 001-35972)

4	Articles of Amendment of Braemar Hotels & Resorts Inc., accepted for record and certified by the SDAT on January 23, 2020 (incorporated by reference to Exhibit 3.13 to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-234663) filed with the SEC on January 24, 2020)

5	Fourth Amended and Restated Bylaws, as amended by Amendment No. 1 on March 17, 2022 and by Amendment No. 2 on February 23, 2023 (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on February 23, 2023) (File No. 001-35972)

6	Articles of Amendment of Ashford Hospitality Prime, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on April 29, 2016) (File No. 001-35972)

7	Articles Supplementary of Ashford Hospitality Prime, Inc. (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed on April 29, 2016) (File No. 001-35972)

8	Articles Supplementary for 5.50% Series B Cumulative Convertible Preferred Stock of Ashford Hospitality Prime, Inc., accepted for record and certified by the Maryland State Department of Assessments and Taxation on December 4, 2015 (incorporated by reference to Exhibit 3.5 to the Current Report on Form 8-K filed on April 29, 2016) (File No. 001-35972)

9	Articles Supplementary Establishing Additional Shares of the Series B Preferred Stock of Ashford Hospitality Prime, Inc., as filed with the State Department of Assessments and Taxation of Maryland on March 3, 2017 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on March 7, 2017) (File No. 001-35972)

10	Articles Supplementary Establishing Additional Shares of Series B Preferred Stock of Braemar Hotels & Resorts Inc., accepted for record and certified by the Maryland State Department of Assessments and Taxation on December 4, 2019 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on December 4, 2019) (File No. 001-35972)

11	Articles Supplementary for the Series C Preferred Stock of Ashford Hospitality Prime, Inc., as filed with the State Department of Assessments and Taxation of Maryland on February 1, 2016 (incorporated by reference to Exhibit 3.6 to the Current Report on Form 8-K filed on April 29, 2016) (File No. 001-35972)

12	Preemptive Rights Agreement, dated as of December 4, 2015, by and among the Company and the Series B Investors (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed on December 10, 2015) (File No. 001-35972)

13	Articles Supplementary for the Series D Cumulative Preferred Stock, accepted for record and certified by the Maryland State Department of Assessments and Taxation on November 19, 2018 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on November 19, 2018) (File No. 001-35972)

14	Articles Supplementary Establishing the Series E Redeemable Preferred Stock of Braemar Hotels & Resorts Inc., accepted for record and certified by the SDAT on April 2, 2021 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on April 2, 2021) (File No. 001-35972)

15	Certificate of Correction of Series E Articles Supplementary of Braemar Hotels & Resorts Inc., accepted for record and certified by the SDAT on November 4, 2021 (incorporated by reference to Exhibit 3.10 to the Quarterly Report on Form 10-Q filed on November 5, 2021) (File No. 001-35972)

16	Articles Supplementary Establishing the Series M Redeemable Preferred Stock of Braemar Hotels & Resorts Inc., accepted for record and certified by the SDAT on April 2, 2021 (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on April 2, 2021) (File No. 001-35972)

17	Certificate of Correction of Series M Articles Supplementary of Braemar Hotels & Resorts Inc., accepted for record and certified by the SDAT on November 4, 2021 (incorporated by reference to Exhibit 3.11 to the Quarterly Report on Form 10-Q filed on November 5, 2021) (File No. 001-35972)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 1, 2023

BRAEMAR HOTELS & RESORTS INC.

By:	/s/ Alex Rose
	Name:	Alex Rose
	Title:	Executive Vice President